Exhibit 4.2

SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 3, 2017, among (i) AutoNation, Inc., a Delaware corporation (the “Company”), (ii) AUTO COMPANY 2017-01, INC., AUTO COMPANY 2017-02, INC., AUTO COMPANY 2017-03, INC., AUTO COMPANY 2017-04, INC., AUTO COMPANY 2017-05, INC., AUTO COMPANY 2017-06, INC., AUTO COMPANY 2017-07, INC., AUTO COMPANY 2017-08, INC., AUTO COMPANY 2017-09, INC., AUTO COMPANY 2017-10, INC., AUTO DEALERSHIP 2017-01, LLC, AUTO DEALERSHIP 2017-02, LLC, AUTO DEALERSHIP 2017-03, LLC, AUTO DEALERSHIP 2017-04, LLC, AUTO DEALERSHIP 2017-05, LLC, AUTO DEALERSHIP 2017-06, LLC, AUTO DEALERSHIP 2017-07, LLC, AUTO DEALERSHIP 2017-08, LLC, AUTO DEALERSHIP 2017-09, LLC, AUTO DEALERSHIP 2017-10, LLC, AUTO DEALERSHIP 2017-11, LLC, AUTO DEALERSHIP 2017-12, LLC, AUTO DEALERSHIP 2017-13, LLC, AUTO DEALERSHIP 2017-14, LLC, AUTO DEALERSHIP 2017-15, LLC, AUTO DEALERSHIP 2017-16, LLC, AUTO DEALERSHIP 2017-17, LLC AUTO DEALERSHIP 2017-18, LLC, AUTO DEALERSHIP 2017-19, LLC, AUTO DEALERSHIP 2017-20, LLC, AUTO DEALERSHIP 2017-21, LLC, AUTO DEALERSHIP 2017-22, LLC, AUTO DEALERSHIP 2017-23, LLC, AUTO DEALERSHIP 2017-24, LLC, AUTO DEALERSHIP 2017-25, LLC, AUTO DEALERSHIP 2017-26, LLC, AUTO DEALERSHIP 2017-27, LLC, AUTO DEALERSHIP 2017-28, LLC, AUTO DEALERSHIP 2017-29, LLC, AUTO DEALERSHIP 2017-30, LLC (each a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”), each an indirect subsidiary of the Company (or its permitted successor), and (iii) Wells Fargo Bank, National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company and the Guarantors named therein have heretofore executed and delivered to the Trustee the Indenture, dated as of April 14, 2010 (the “Base Indenture”), as supplemented by that Supplemental Indenture dated as of February 1, 2012 (the “February 2012 Supplemental Indenture”), that Supplemental Indenture dated as of March 7, 2012 (the “2012 Supplemental Indenture”), that Supplemental Indenture dated as of February 6, 2014 (the “2014 Supplemental Indenture”), that Supplemental Indenture dated as of February 29, 2016 (the “2016 Supplemental Indenture”) and that Supplemental Indenture dated as of July 29, 2016 (together with the 2016 Supplemental Indenture, the 2014 Supplemental Indenture, the 2012 Supplemental Indenture, the February 2012 Supplemental Indenture and the Base Indenture, the “Indenture”), providing for the issuance of 5.500% Senior Notes due 2020 (the “Notes”);
WHEREAS, the Indenture provides that the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”);
WHEREAS, this Supplemental Indenture has not resulted in a material modification of the notes previously issued under the Indenture for Foreign Account Tax Compliance Act (FATCA) purposes; and
WHEREAS, pursuant to Section 8.01 of the February 2012 Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. Each Guaranteeing Subsidiary hereby agrees as follows:

(a)
To jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)
the principal of and interest on the Notes shall be promptly paid by the Company in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid by the Company in full or performed by the Company, all in accordance with the terms hereof and thereof; and

(ii)
in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid by the Company in full when due or performed by the Company in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed or any performance so guaranteed which failure continues for three days after demand therefor is made to the Company for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)
The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c)
The following is hereby waived: diligence, presentment, demand of payment (except as specifically provided in (a) above), filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands (except as specifically provided in (a) above) whatsoever.

(d)
This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture. Each Guarantor also expressly waives, without any requirement of any notice to or further assent by such Guarantor, to the fullest extent permitted by applicable law, the benefit of all principles or provisions of applicable law which are or might be in conflict with the terms hereof, including, without limitation, Section 10-7-23 and Section 10-7-24 of the Official Code of Georgia Annotated.

(e)
If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)
The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(g)
As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VII of the Base Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article VII of the Base Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee, failing payment when due by the Company which failure continues for three days after demand therefor is made to the Company.

(h)	The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.
3. Guaranteeing Subsidiary May Consolidate, Etc. on Certain Terms. Each Guaranteeing Subsidiary agrees that, unless its Guarantee is being concurrently released in conformity with Section 9.04 of the February 2012 Supplemental Indenture, it may not consolidate with or merge with or into any Person other than the Company or any other Guarantor unless (a) such Guaranteeing Subsidiary will be the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person assumes by supplemental indenture all of the obligations of such Guaranteeing Subsidiary on its Guarantee and (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
4. Execution and Delivery. Each Guaranteeing Subsidiary agrees that the Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.
5. Releases. The Guarantee of a Guaranteeing Subsidiary shall be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 9.04 of the February 2012 Supplemental Indenture. The Trustee, at the expense and written direction of the Company, will execute proper instruments acknowledging the termination of such Subsidiary Guarantee as reasonably required by the representative of such Guarantor. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article IX of the February 2012 Supplemental Indenture.
6. No Recourse Against Others. No director, officer, employee, incorporator, stockholder or agent of a Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, any Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.
7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
8. Waiver of Jury Trial. The Company, the Guaranteeing Subsidiaries and the Trustee each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right it may have to a trial by jury in respect of any suit, action, or other proceeding arising out of or relating to this Supplemental Indenture, the Guarantee of a Guaranteeing Subsidiary or the transactions contemplated hereby.
9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
10. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
11. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AUTO COMPANY 2017-01, INC.
AUTO COMPANY 2017-02, INC.
AUTO COMPANY 2017-03, INC.
AUTO COMPANY 2017-04, INC.
AUTO COMPANY 2017-05, INC.
AUTO COMPANY 2017-06, INC.
AUTO COMPANY 2017-07, INC.
AUTO COMPANY 2017-08, INC.
AUTO COMPANY 2017-09, INC.
AUTO COMPANY 2017-10, INC.
AUTO DEALERSHIP 2017-01, LLC
AUTO DEALERSHIP 2017-02, LLC
AUTO DEALERSHIP 2017-03, LLC
AUTO DEALERSHIP 2017-04, LLC
AUTO DEALERSHIP 2017-05, LLC
AUTO DEALERSHIP 2017-06, LLC
AUTO DEALERSHIP 2017-07, LLC
AUTO DEALERSHIP 2017-08, LLC
AUTO DEALERSHIP 2017-09, LLC
AUTO DEALERSHIP 2017-10, LLC
AUTO DEALERSHIP 2017-11, LLC
AUTO DEALERSHIP 2017-12, LLC
AUTO DEALERSHIP 2017-13, LLC
AUTO DEALERSHIP 2017-14, LLC
AUTO DEALERSHIP 2017-15, LLC
AUTO DEALERSHIP 2017-16, LLC
AUTO DEALERSHIP 2017-17, LLC
AUTO DEALERSHIP 2017-18, LLC
AUTO DEALERSHIP 2017-19, LLC
AUTO DEALERSHIP 2017-20, LLC
AUTO DEALERSHIP 2017-21, LLC
AUTO DEALERSHIP 2017-22, LLC
AUTO DEALERSHIP 2017-23, LLC
AUTO DEALERSHIP 2017-24, LLC
AUTO DEALERSHIP 2017-25, LLC
AUTO DEALERSHIP 2017-26, LLC
AUTO DEALERSHIP 2017-27, LLC
AUTO DEALERSHIP 2017-28, LLC
AUTO DEALERSHIP 2017-29, LLC
AUTO DEALERSHIP 2017-30, LLC

By: /s/ C. Coleman Edmunds
Name: C. Coleman Edmunds
Title: President

[SIGNATURE PAGE FOR SUPPLEMENTAL INDENTURE FOR 5.500% NOTES]

AUTONATION, INC.

By: /s/ C. Coleman Edmunds
Name: C. Coleman Edmunds
Title: Executive Vice President, General
Counsel and Corporate Secretary

ATTEST:

By: /s/ Thomas J. Mila
Name: Thomas J. Mila
Title: Vice President, Corporate Law
and Assistant Secretary

[SIGNATURE PAGE FOR SUPPLEMENTAL INDENTURE FOR 5.500% NOTES]

WELLS FARGO BANK, NATIONAL
ASSOCIATION, As Trustee

By: /s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[SIGNATURE PAGE FOR SUPPLEMENTAL INDENTURE FOR 5.500% NOTES]